Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated October 28, 2021 relating to the financial statements of Opthea Limited, appearing in the Annual Report on Form 20-F of Opthea Limited for the year ended June 30, 2021. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte Touche Tohmatsu

Perth, Australia

February 1, 2022